CYBERSHOP INTERNATIONAL, INC.
                                116 Newark Avenue
                              Jersey City, NY 07302

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 3, 1999

            NOTICE IS HEREBY GIVEN to the stockholders of CYBERSHOP INTERNATIONAL, INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Club Hotel and Suites by Doubletree, 455 Washington Boulevard, Jersey City, NJ 07310 at 10:00 a.m., New York time, on June 3, 1999 for the following purposes:

      1. To elect a board of four (4) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

      2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of authorized shares of Common Stock, par value $.001 per share ("Common Stock"), from 25,000,000 shares to 75,000,000 shares;

      3. To consider and vote upon a proposal to amend the Certificate of Incorporation to change the name of the Company from Cybershop International, Inc. to Cybershop.com, Inc.;

      4. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan (the "1998 Option Plan") to increase the total number of shares of Common Stock available for options to be granted under the 1998 Option Plan from 1,000,000 to 3,000,000;

      5. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 1999; and

      6. To transact such other business as may properly be bought before the Meeting or any postponement or adjournment thereof.

            Only stockholders of the Company of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

            A copy of the 1998 Annual Report accompanies this notice.

                                       By Order of the Board of Directors,

                                       Jeffrey S. Tauber
                                       Chairman, Chief Executive Officer
                                         and President

Jersey City, New Jersey
April 29, 1999

                                RETURN OF PROXIES

      A PROXY AND SELF-ADDRESSED ENVELOPE ARE ENCLOSED FOR YOUR USE IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON. WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING AND RETURNING HIS OR HER PROXY, REGARDLESS OF THE NUMBER OF SHARES OF STOCK HELD BY SUCH STOCKHOLDER. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                          CYBERSHOP INTERNATIONAL, INC.
                                 PROXY STATEMENT

                                     GENERAL

      The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of CYBERSHOP INTERNATIONAL, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel and Suites by Doubletree, 455 Washington Boulevard, Jersey City, New Jersey 07310, on June 3, 1999 at 10:00 a.m., New York time, or at any postponement or adjournment thereof (the "Meeting.") The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about April 29, 1999 to all of the stockholders of the Company of record on April 9, 1999. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

      The management of the Company knows of no business other than the items specified in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

      The persons named as proxies are Jeffrey S. Tauber, Chief Executive Officer, President and Chairman of the Board, and Jeffrey Leist, Senior Vice President, Chief Operating Officer and Chief Financial Officer. Shares represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of such specification, the shares will be voted FOR (i) the election of each of the four persons nominated by the Board to serve as directors; FOR (ii) the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 75,000,000; FOR (iii) the proposal to amend the Certificate of Incorporation to change the name of the Company from Cypershop International, Inc. to Cybershop.com, Inc.; FOR (iv) the approval of the amendment to the 1998 Stock Option Plan (the "Plan Amendment"); FOR (v) the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and (vi) in the discretion of the proxies, on such other business as may properly be brought before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                                  VOTING RIGHTS

      Only stockholders of record at the close of business on April 9, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 7,565,047 shares of Common Stock par value $.001 per share ("Common Stock"). There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by Proxy duly authorized in writing. No shares have cumulative voting rights.

      The presence in person or by Proxy at the Meeting of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting and entitled to vote will be required to act on the election of directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. The affirmative vote of the holders of majority of the issued and outstanding shares of Common Stock will be necessary for the approval each of the amendments to the Certificate of Incorporation (the "Amendments"). Abstentions and broker non-votes have the same effect as votes against the Amendments. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting and entitled to vote will be required to act on all other matters properly brought before the Meeting. If a stockholder abstains on any such matter, the stockholder's shares are considered present at the Meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on such matter the shares are not considered entitled to vote at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The stockholders vote at the Meeting by casting ballots (in person or by Proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office.

      With regard to the proposals to be acted upon at the Meeting, dissenting stockholders do not have appraisal rights.

      Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

      To the best knowledge of the Company, none of the persons who were executive officers or directors of the Company at any time since January 1, 1998, none of the nominees for election as directors and none of the associates of any of the foregoing, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors, and with reference to options which have been or may be granted to them under the 1998 Option Plan, as proposed to be amended at the Meeting.

                               SECURITY OWNERSHIP

      The following table sets forth certain information as of the Record Date regarding the share ownership of the Company by (i) each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director, each person nominated to serve as a director, and each executive officer who is named in the executive compensation table described in this Proxy Statement ("Named Executive Officer"); and (iii) all directors and executive officers as a group.

                                                                 Amount and Nature         Percentage of
                                                                   of Beneficial        Outstanding Shares
      Name and Address of Beneficial Owner (1)                     Ownership (2)             Owned (3)
      ----------------------------------------                     -------------             ---------
Named Executive Officers and Directors

Jeffrey S. Tauber                                                   2,563,878(4)               34%
Gary Finkel (5)                                                        21,667(6)                 *
Jill Markus                                                            54,817(6)                 *
Francis O'Connor                                                       21,334(6)                 *
Linda Wiatrowski                                                       90,334(6)              1.2%
Michael Kempner                                                         3,000(7)                 *
Robert Matluck                                                       3,000(7)(8)                 *
Warren Struhl                                                        3,000(7)(9)                 *

All executive officers and directors as a group (10 persons)       3,161,030(10)               40%

Beneficial Owners of in Excess of 5% (other than directors and Named Executive Officers)

Trustees of General Electric Pension Trust
3003 Summer Street
Stamford, Connecticut  06904-7900                                    516,022(11)              6.8%

Jane S. Tauber                                                     2,563,878(12)               34%
The Jeffrey S. Tauber Grantor
   Retained Annuity Trust                                                522,424              6.9%
The Jane S. Tauber Grantor
   Retained Annuity Trust                                                522,424              6.9%

----------
*  Denotes less than 1%

(1) The address of each beneficial owner identified is c/o Cybershop International, Inc., 116 Newark Avenue, Jersey City, NJ 07302 except for
      (i) Michael Kempner which is The MWW Group, Inc., One Meadowlands Plaza, East Rutherford, NJ 07073-2137, (ii) Warren Struhl which is c/o Proteam.com, Inc., 100 Plaza Drive, Secaucus, New Jersey 07094, and (iii) Robert Matluck which is c/o C.E. Underberg, Towbin, Swiss Bank Tower, 10 East 59th Street, 22nd floor, New York, New York 10022.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner on the Record Date of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options or warrants.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date hereof have been exercised, and (ii) 7,565,047 shares of Common Stock were outstanding, before any consideration is given to such options or warrants.

(4) Consists of 759,515 shares held directly, 522,424 shares of Common Stock in name of The Jeffrey S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jane S. Tauber as trustees and 1,281,939 shares of Common Stock held in the name of Mr. Tauber's wife, Jane, including 522,424 shares held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey S. Tauber as trustees. Mr. Tauber disclaims beneficial ownership of all of the shares held in the name of the Jane S. Tauber Grantor Retained Annuity Trust.

(5)   Mr. Finkel's employment with the Company ceased effective March 15, 1999.

(6)   Represents fully vested stock options.

(7)   Represents fully vested director's stock options.

(8) Does not include shares and warrants held by C.E. Unterberg, Towbin (of which Mr. Matluck is Managing Director, Chief Operating Officer and a 10% partner) as to which Mr. Matluck disclaims beneficial ownership.

(9) Does not include shares of Common Stock owned by Proteam.com, Inc. Warren Struhl is a director of Proteam.com, Inc. and owns less than a 10% interest in such company.

(10) Includes 347,152 shares of Common Stock issuable upon exercise of currently exercisable options and additional options which will become exercisable within 60 days after the Record Date.

(11) The information set forth in this table regarding shares beneficially owned by the Trustees of General Electric Pension Trust is based on a
      Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999 and other information furnished to the Company.

(12) Includes 522,424 shares of Common Stock held in the name of The Jane S. Tauber Grantor Retained Annuity Trust, with Kevin S. Miller and Jeffrey S. Tauber as trustees, and 1,281,939 shares of Common Stock held in the name of Jeffrey S. Tauber, Mrs. Tauber's husband, including 522,424 shares held in the name of The Jeffrey S. Tauber Grantor Retained Annuity Trust with Kevin S. Miller and Jane S. Tauber as trustees. Jane S. Tauber disclaims beneficial ownership of all of the shares held in the name of The Jeffrey
      S. Tauber Grantor Retained Annuity Trust.

      Information contained in this Proxy Statement with regard to stock ownership was obtained from the Company's stockholders' list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      The Board has nominated and proposes as nominees Michael Kempner, Robert Matluck, Warren Struhl and Jeffrey S. Tauber (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. No family relationship exists among any of the executive officers and directors of the Company. Messrs. Kempner, Matluck and Struhl are independent directors of the Company.

      Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend unless the Board reduces the number of directors. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

      The Board of Directors Recommends a Vote "For" the Election of Each of the Nominees.

Information Covering Nominees

      The following table sets forth the names of the nominees and certain information with regard to each nominee as of the Record Date.

                                                                                 Principal Occupation or
Name                       Age    Director Since      Position with Company      Employment, if Different
-----                      ----   ---------------     ---------------------      ------------------------
Michael Kempner (1)(2)     41     October 1997        Director                   President and Chief Executive
                                                                                 Officer, The MWW Group, Inc.

Robert Matluck (3)         38     April 1998          Director                   Managing Director, C.E.
                                                                                 Unterberg Towbin

Warren Struhl (2)(3)       37     October 1997        Director                   President and Chief Executive

Jeffrey S. Tauber (1)      37     October 1997        Chairman and Chief         Officer, Proteam.com, Inc.
                                                      Executive Officer,
                                                      President and Director

(1)  Member of Executive Committee
(2)  Member of Compensation Committee
(3)  Member of Audit Committee

      JEFFREY S. TAUBER has been the Chief Executive Officer, President and Chairman of the Board of the Company since October 1997 and has been Managing Director of CyberShop, L.L.C. since December 1994. Mr. Tauber was President of Avanti Linens, a leading U.S. manufacturer of decorative bath towels, from May 1988 to May 1994. In August 1993, Mr. Tauber founded a multi-head embroidery business that he sold in 1994. Prior to working at Avanti he was a buyer and divisional Merchandise Manager for Bloomingdale's from February 1984 to May 1988. His areas of responsibility included bed pillows, blankets, sheets, women's swimwear, and ready-to-wear. In 1987, Mr. Tauber was named Federated Buyer of the Year. Mr. Tauber received his B.A. in Economics from Washington University in St. Louis in 1983.

      MICHAEL KEMPNER has served as a director of the Company since October 1997. Mr. Kempner, the founder of MWW Group, a public relations, investor relations and marketing firm ("MWW"), has been its President and Chief Executive Officer since 1986. Prior to founding MWW, Mr. Kempner was president of the nation's first liquor-filled chocolate company, Winters Chocolates from 1984 to 1986. Mr. Kempner earned a Bachelor of Science degree from American University in 1981.

      WARREN STRUHL has served as a director of the Company since October 1997. Mr. Struhl is the founder and has been President and Chief Executive Officer of Proteam.com, Inc., a catalog and direct marketing company, since June 1995. Mr. Struhl founded PaperDirect Inc., a mail catalog, in 1988 and was its President from 1989 until 1995. Mr. Struhl received a B.A. in Sociology from Tulane University in 1984.

      ROBERT MATLUCK has served as a director of the Company and a member of the Audit Committee since April 1998. Mr. Matluck has been a Managing Director of C.E. Unterberg, Towbin, since 1989 and Chief Operating Officer of C.E. Unterberg, Towbin since December 1997. Mr. Matluck has been a Managing Director of C.E. Unterberg, Towbin Advisors since February 1993. Mr. Matluck received a B.A. in Finance from Washington University in St. Louis in 1983.

Information Concerning the Board of Directors and Committees

      The business and affairs of the Company are managed by the Board of Directors, which met or acted by unanimous written consent 10 times during the fiscal year ended December 31, 1998. During the fiscal year ended December 31, 1998, all current directors attended 75% or more of the total number of meetings of the Board and the Committees on which they served.

      The Board maintains three standing committees ("Committees"): the Executive Committee, the Compensation Committee and the Audit Committee.

      The Executive Committee, consisting of Jeffrey S. Tauber and Michael Kempner has all the powers of the Board of Directors in the management of the business and affairs of the Company except as such powers are limited by the Delaware General Corporation Law. The Executive Committee did not meet during 1998.

      The Compensation Committee, consisting of Michael Kempner and Warren Struhl, makes recommendations to the Board concerning compensation, including incentive arrangements, of the Company's officers and other key employees, including those executive officers who also serve on the Board, and under the Company's stock option plans, makes determinations of the persons to whom options should be granted and the number of options to be granted to such persons. The Compensation Committee met once during 1998.

      The Audit Committee, consisting of Robert Matluck and Warren Struhl, makes recommendations to the Board regarding the engagement of the Company's independent public accountants, evaluates the results and scope of the audit, reviews the financial statements and evaluates the adequacy of the Company's internal control procedures. The Audit Committee did not meet during 1998.

                               EXECUTIVE OFFICERS

Set forth below is certain information as of the Record Date regarding the executive officers of the Company:

                                                                                            Executive
Name                           Age          Position with Company                         Officer Since
----                           ---          ---------------------                         -------------
Jeffrey S. Tauber              37           Chairman and Chief Executive Officer,         October 1997
                                            President and Director

Jeffrey Leist                  52           Senior Vice President, Chief Operating        February 1999
                                            Officer and Chief Financial Officer

Jill Markus                    36           Vice President, Business Development          October 1997

Francis O'Connor               38           Vice President and Chief Information Officer  February 1998

Linda Wiatrowski               39           Vice President, General Merchandise Manager   October 1997

      Additional information with respect to Jeffrey S. Tauber is set forth under "Information Covering Nominees."

      JEFFREY LEIST has served as Senior Vice President and Chief Operating Officer since February 1999 and as Chief Financial Officer since April 1999. From February 1996 to August 1998 Mr. Leist served as Chief Operating Officer and Chief Financial Officer of News America Digital Publishing, a division of News Corporation, a media company controlled by Rupert Murdoch. The News America operation included TV Guide Online, the Fox Sports and Fox News websites, Kesmai and News Internet services. From January 1994 to February 1996, Mr. Leist served as Executive Vice President of Operations for the Technology Group. Mr. Leist is a certified public accountant and received a B.S. in Accounting from Indiana University.

      JILL MARKUS has been Vice President, Business Development of the Company since October 1997, Secretary since March 1999 and has been Vice President, Store Development of CyberShop, L.L.C. since January 1997. From December 1994 to January 1997 she was Merchandise Manager of CyberShop, L.L.C. Ms. Markus was the Home Retail Buyer of the "Can We Shop" television shopping show starring Joan Rivers from January 1994 to July 1994. Ms. Markus received her B.A. in Economics from SUNY Binghamton in 1985.

      FRANCIS O'CONNOR has been Vice President and Chief Information Officer of the Company since February 1998. Mr. O'Connor was Director of Software Group for De La Rue Systems Americas, a leading worldwide supplier of cash handling systems, from December 1994 to December 1997, where he led the software systems group. From November 1993 to 1994, as Vice President of Professionals Choice Sports Medicine Products, Inc., Mr. O'Connor oversaw and automated that company's manufacturing and order processing functions. Mr. O'Connor studied electrical engineering at Rochester Institute of Technology and later received a B.A. in Computer Science from New York Institute of Technology in 1982.

      LINDA WIATROWSKI has been the Vice President, General Merchandise Manager of the Company since October 1997 and has been the Vice President, General Merchandise Manager of CyberShop, L.L.C. since January 1997. From December 1994 to January 1997 she was Merchandise Manager for housewares, tabletop and gifts, and gourmet food of CyberShop, L.L.C. Ms. Wiatrowski was Home Furnishings General Merchandise Manager of the "Can We Shop" television shopping show starring Joan Rivers from November 1993 to July 1994. Ms. Wiatrowski worked as a freelance merchant from April 1992 to November 1993. Her clients included Linens `n Things, a 150-store home furnishings chain, where she launched the profitable housewares and tabletop divisions. Ms. Wiatrowski received a B.A. with honors in Human Relations from Connecticut College in 1981.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the aggregate compensation paid to or accrued by the Company or its subsidiaries during each of the last two fiscal years reflecting all compensation awarded to, earned by or paid by the Company to Jeffrey S. Tauber, its Chief Executive Officer, and each of the four most highly compensated executive officers, other than the Chief Executive Officer, whose annual base salary and bonus compensation exceeded $100,000 during the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                                                                                                    Long Term
                                               Annual Compensation (1)                             Compensation
                                          ---------------------------------                        ------------

                                                                                         Securities
                                                                     Other Annual        Underlying        All Other
Name and Principal Position     Year    Salary ($)      Bonus($)   Compensation(2)         Options        Compensation
---------------------------     ----    ----------      --------   ---------------         -------        ------------
Jeffrey S. Tauber               1998     $ 190,000        --               --                  --             --
Chairman, Chief Executive       1997       162,500        --               --                  --             --
Officer and President

Gary Finkel                     1998       129,888        --               --              80,000             --
Chief Financial Officer         1997            --        --               --                  --             --
prior to March 15, 1999

Jill Markus                     1998       108,888        --               --              15,000             --
Vice President-Store            1997        75,000        --               --              38,820             --
Development

Francis O'Connor                1998       114,488        --           42,000(3)           79,000             --
Vice President                  1997            --        --               --                  --             --

Linda Wiatrowski                1998       132,000        --                               15,000             --
Vice President-General          1997        99,000        --           33,000(4)           49,570             --
Merchandise Manager

(1) Effective March 23, 1998, Mr. Tauber is compensated at the annual rate of $250,000

(2) Includes amounts paid by the Company which the Company deemed to be for the benefit of such executive, including amounts paid for lodging, transportation, insurance, entertainment and other perquisites.

(3)   Represents costs to relocate from Iowa to New Jersey.

(4) Represents amounts paid as an independent contractor from January 1, 1997 through March 31, 1997.

Option Grants in Last Fiscal Year

      The following table sets forth, for each of the Named Executive Officers, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                                                                                                 Potential Realizable Value
                                                                                                 at Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                               Individual Grants                                                 Option Term
-------------------------------------------------------------------------------------            ----------------------------
           (a)                (b)              (c)                (d)             (e)              (f)            (g)

                                           % of Total
                                           Options Granted
                            Options        to Employees in     Exercise or     Expiration
Name                        Granted        Fiscal Year         Base Price      Date              5%             10%
----                        -------        -----------         -----------     ------------      --             ---
Jeffrey S. Tauber                0                0              $    0           0             $     0        $      0

Gary Finkel(1)              65,000             15.0%               5.00        1/21/03           89,792         198,416

                            15,000              3.5%              3.063        10/8/03           12,694          28,050

Jill Markus(2)              15,000              3.5%              3.063        10/8/03           12,694          28,050

Francis O'Connor            64,000             14.8%               5.00        2/1/03            88,410         195,363

                            15,000              3.5%              3.063        10/8/03           12,694          28,050

Linda Wiatrowski (2)        15,000              3.5%              3.063        10/8/03           12,694          28,050

----------

(1) Chief Financial Officer prior to March 15, 1999.

(2) Does not include options covering 60,917 shares, in the case of Jill Markus, and 100,534 shares in the case of Linda Wiatrowski, which were exchanged for options to purchase Common Stock on March 1, 1998 in connection with the exchange by the members of Cybershop, LLC of their membership interests for shares of the Company's Common Stock.

Aggregated Option/SAR Exercises during Fiscal 1998 and Year End Option/SAR
Values

      The following table provides information related to options exercised by the Named Executive Officers during fiscal 1998 and the number and value of options held at December 31, 1998 which are currently exercisable. There are no outstanding stock appreciation rights.

                                                        Number of Securities                Value of Unexercised
                                                       Underlying Unexercised               In the Money Options/
                          Shares                       Options/SARs at FY-End                  SARs at FY-End
                       Acquired on     Value           ----------------------                  --------------
Name                  Exercise (#)   Realized      Exercisable       Unexercisable     Exercisable      Unexercisable
----                  ------------   --------      -----------       -------------     -----------      -------------
Jeffrey S. Tauber             0       $     0             0                  0           $     0           $     0
Gary Finkel                   0             0        21,667             58,333           138,127           400,928
Jill Markus               6,100       120,813        54,817             15,000           480,369           124,680
Francis O'Connor              0             0        21,334             57,666           136,004           396,676
Linda Wiatrowski         10,000       195,300        90,334             15,000           810,764           124,680

Directors' Compensation

      Non-employee directors currently receive a fee of $500 per meeting for service on the Board of Directors on any committee thereof. Directors are eligible to receive options under the Company's 1998 Stock Option Plan and 1998 Director's Stock Option Plan (the "1998 Directors Plan").

      Pursuant to the 1998 Directors Plan each member of the Board of Directors who is not an employee of the Company who is elected or continues as a member of the Board of Directors is entitled to receive annually options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, which options vest on the first anniversary of the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      In February 1998 the Company entered into an employment agreement with Francis O'Connor, the Company's Vice President and Chief Information Officer, which provides for a base salary of $125,000 per annum. In connection with his agreement, the Company also agreed to grant Mr. O'Connor non-qualified stock options to purchase 64,000 shares of Common Stock which options vest over a three-year period. Mr. O'Connor's agreement is for an initial term of two years.

      In February 1999 the Company entered into an employment agreement with Jeffrey Leist, the Company's Senior Vice President, Chief Operating Officer and Chief Financial Officer, which provides for a base salary of $250,000 per annum. In connection with his agreement, the Company also agreed to grant Mr. Leist non-qualified stock options to purchase 150,000 shares of Common Stock, which options vest over a two-year period. Mr. Leist's agreement is for an initial term period of two years.

      In March 1999 the Company entered into an employment agreement with Edward Mufson, the Company's Vice President and General Merchandise Manager, which provides for a base salary of $150,000 per annum. Mr. Mufson's agreement is for an initial term of two years.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Michael Kempner and Warren Stuhl. None of these individuals in an officer or employee of the Company or any of its subsidiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Compensation of the Company's executives is subject to review and approval of the two-member Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director.

      Pursuant to rules recently adopted by the Securities and Exchange Commission ("SEC") designed to enhance disclosure of companies' policies regarding executive compensation, set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 1998 as they affected the Company's executive officers generally and, in particular, as they affected Jeffrey S. Tauber, Chairman and Chief Executive Officer and President of the Company.

Compensation Policies Regarding Executive Officers

      The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align managements' and shareholders' interests in the enhancement of shareholder value over the long term.

Elements of Executive Compensation

      The Company's executive compensation program has three components: (1) annual cash compensation in the form of base salary and discretionary bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's 1998 Stock Option Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

      Base Salary. The base salary for each executive officer is set at a level deemed sufficient to attract and retain qualified officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark Internet commerce and retail companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels.

      Long-Term Incentives. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

      The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors. Benefits under the 401(k) Plan are not tied to Company performance.

1998 Compensation of Chief Executive Officer

      The SEC regulations require the Compensation Committee to disclose the Committee's bases for compensation reported for Mr. Tauber in 1998 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

      The Compensation Committee's decisions with respect to 1998 compensation paid to Mr. Tauber was based on the factors discussed above applicable to all of the Company's executive officers.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

            Robert Matluck                       Warren Struhl

Performance Graph

      Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since March 23, 1998, the date the Common Stock began trading on the NASDAQ Small Cap Market through December 31, 1998 (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the NASDAQ Stock Market Index of U.S. Companies and (ii) the cumulative total return of the Media General Internet and Software Services Index. The Common Stock currently trades on the NASDAQ National Market System.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
      CYBERSHOP COMMON STOCK, NASDAQ MARKET INDEX AND MEDIA GENERAL INDEX

                                                              MEDIA GENERAL
                                                               INTERNET AND
MEASUREMENT                           NASDAQ MARKET         SOFTWARE SERVICES
  PERIOD               CYBERSHOP          INDEX                   INDEX
  ------               ---------          -----                   -----
  3/23/98                100               100                    100
 12/31/98                130               120.19                 262.94

*Assumes that the value of an investment in the Common Stock, and in each index was $100 on March 23, 1998 and that any dividends were reinvested.

                                 PROPOSAL NO. 2

                       PROPOSAL TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

      The Company is presently authorized to issue 25,000,000 shares of Common Stock. On April 9, 1999, 7,565,047 shares of Common Stock were issued and outstanding and an additional 1,070,000 shares of Common Stock are reserved for issuance under the Company's 1998 Option Plan and 1998 Directors Plan. If the Plan Amendment is approved as set forth in Proposal No. 4, an additional 2,000,000 shares will be reserved for issuance under such plan.

      On April 19, 1999, the Board of Directors authorized, subject to stockholder approval, an amendment to ARTICLE FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares. Delaware law requires stockholder approval for such amendment.

      The additional shares of Common Stock would be available for issuance from time to time, as determined by the Board of Directors, for acquisitions, employee benefit plans, equity financings, stock dividends or splits, and other general corporate purposes. The Company has no agreements, commitments, or plans at this time for the sale or use of additional shares. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. The listing requirements of NASDAQ, upon which the Common Stock is currently traded, currently require the Company to obtain stockholder approval for, among other things, the issuance of additional shares of Common Stock in connection with certain acquisitions of a business. Stockholders have no preemptive rights to purchase additional shares when issued.

      Although not a factor in the Board of Directors' decision to propose this amendment, one of the effects of this amendment may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management.

      This amendment would amend paragraph (a) of Article FOURTH of the Company's Certificate of Incorporation to read as follows:

      "FOURTH: (a) The total number of shares of capital stock which may be issued by the Corporation is eighty million (80,000,000) shares, seventy-five million (75,000,000) of which shall be Common Stock, having a par value of $.001 and five-million (5,000,000) of which shall be preferred stock, having a par value of $.001."

Vote Required for Approval

            Approval of this amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3

                 PROPOSAL TO CHANGE NAME TO CYBERSHOP.COM, INC.

      On April 19, 1999, the Board of Directors authorized, subject to stockholder approval, an amendment to ARTICLE FIRST of the Certificate of Incorporation to change the name of the Company to Cybershop.com, Inc. Delaware law requires stockholder approval for such an amendment.

      This amendment would amend of Article FIRST of the Certificate of Incorporation to read as follows:

      "FIRST: the name of the Corporation is Cybershop.com, Inc."

Vote Required for Approval

            Approval of this amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR Proposal No. 3.

                                 PROPOSAL NO. 4

                       AMENDMENT OF 1998 STOCK OPTION PLAN

Description of 1998 Stock Option Plan

      In March 1998, the Board of Directors and the stockholders approved the 1998 Stock Option Plan (the "1998 Option Plan"). The 1998 Option Plan is intended to advance the interests of the Company by providing an opportunity for ownership of Common Stock by employees, agents and directors of, and consultants to the Company and its subsidiaries. Accordingly, by providing such opportunity, the 1998 Option Plan is intended to attract and retain such qualified personnel, and otherwise to provide additional incentives for optionees to promote the success of the Company's business.

      Stock Subject to Plan. The total number of shares of Common Stock for which options may be granted pursuant to the 1998 Option Plan is currently 1,000,000 (which as of the close of business on April 13, 1999 had an aggregate fair market value equal to $12,750,000) which shares may be authorized but unissued or authorized and issued or acquired by the Company for purposes of the 1998 Option Plan. The number of shares subject to the 1998 Option Plan is subject to adjustment in certain events as described below.

      Types of Options. The 1998 Option Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs"). Options may be designated, at the sole discretion of the Board, as either ISOs or NQSOs.

      Eligibility. ISOs may be granted to officers or employees of the Company or its subsidiaries. NQSOs may be granted to officers, employees or agents, directors of and consultants to the Company or its subsidiaries.

      Administration: The 1998 Option Plan is administered by the Board. The Board may delegate its responsibilities to a committee consisting of two or more persons who are "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. No member of the Board can act upon any matter affecting any option granted or to be granted to himself or herself under the 1998 Option Plan. A majority of the members of the Board, is required to constitute a quorum, and any action is required to be taken by a majority of those present and voting at any meeting. The decision of the Board as to all questions of interpretation and application of the 1998 Option Plan is final and binding on all persons. The Board has authority, subject to the provisions of the 1998 Option Plan, to construe the option agreements and the 1998 Option Plan, to prescribe and amend rules and regulations relating to the 1998 Option Plan.

      Option Agreements. Each option is evidenced by an agreement ("Option Agreement"). The Option Agreements may contain such terms, provisions and conditions which are not inconsistent with the 1998 Option Plan as may be determined by the Board. No option may be granted within the meaning of the 1998 Option Plan and no purported grant of any option shall be effective until the Option Agreement shall have been duly executed on behalf of the Company and the grantee.

      Option Price. The option price of shares of Common Stock for options designated as NQSO's shall be as determined by the Board. The option price of shares of the Common Stock for ISOs shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with the regulations promulgated under Section 422 of the Code.

      Manner of Payment; Manner of Exercise. Options granted under the 1998 Option Plan may provide for the payment of the option price by delivery of (i) cash or a check, (ii) shares of Common Stock owned by the optionee having a fair market value equal in amount to the option price of the Options being exercised, or (iii) any combination of (i) and (ii). To the extent that an option is exercisable, options may be exercised in full or in part from time to time, by giving written notice, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.

      Term of Options; Exercisablility. Each option shall expire on a date determined by the Compensation Committee which is not more than ten (10) years from the date of grant, except as otherwise provided in the 1998 Option Plan. Except as otherwise provided in the 1998 Option Plan, an option granted to any optionee whose status as an eligible person ceases, shall terminate on the earlier of (a) three (3) months after such date, or (b) the date on which the option expires by its terms. If an optionee ceases to be an eligible person because the Company has terminated her or his status for cause, such option will terminate on the date the optionee ceases to be an eligible person. If an optionee ceases to be an eligible person because the optionee has become permanently disabled, such option shall terminate on the earlier of (a) one (1) year after the date such optionee ceased to be an eligible person, or (b) the date on which the option expires by its terms. In the event of the death of any grantee, any option granted to such grantee shall terminate one (1) year after the date of death, or on the date on which the option expires by its terms, whichever occurs first. Each such options shall be exercisable only to the extent that such option has accrued and is in effect on the date such optionee ceased to be an eligible person. The 1998 Option Plan also provides for accelerated vesting in certain events.

      Transferability. The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution and any such option shall be exercisable during the lifetime of such grantee only by the optionee. Any option granted under the 1998 Option Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, except as otherwise provided in the 1998 Option Plan, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, or similar process, whether legal or equitable, upon such option.

      Recapitalization, Reorganizations Etc. In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, recapitalization, reclassification, stock split, or combination of shares, and less than 50% of the outstanding capital stock of the surviving corporation pursuant to appropriate and equitable adjustment shall be made by the Board, in its sole discretion, in the number and kind of shares as to which options may be granted under the 1998 Option Plan and as to which outstanding options, or portions thereof then unexercised, shall be exercisable. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) merger or consolidation pursuant to which the Company's stockholders shall receive cash or securities of another corporation and less than 50% of the outstanding capital stock of the surviving corporation pursuant to such merger or consolidation shall be owned by the stockholders of the Company, (ii) sale or conveyance of all or substantially all of the property and assets of the Company or (iii) "change in control" (as defined) of the Company, the Company shall or shall cause such surviving corporation the purchaser(s) of the Company's assets to deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such merger, consolidation or sale, conveyance or change in control, or the Board may cancel all outstanding options in exchange for consideration in cash or marketable securities, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the grantee would have received had the option been exercised (but only to the extent then exercisable) and had no disposition of the shares acquired upon such exercise been made prior to such merger, consolidation, sale, conveyance or change in control, less the option price therefor, or in lieu thereof the Board shall give the optionee at least 20 days prior written notice of any such transaction in order to enable the optionee to exercise the exercisable portion of the Option. Upon receipt of such consideration, all options (whether or not then exercisable) shall immediately terminate and be of no further force or effect. The Board has the power to accelerate the exercisability of the options in the event of any merger, consolidation, sale conveyance, or change in control.

      No Special Employment Rights. Nothing contained in the 1998 Option Plan or in any option or SAR granted under the 1998 Option Plan shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment.

      Withholding. The Company's obligation to deliver shares upon the exercise by an employee of any NQSO granted under the Plan, shall be subject to the grantee's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and grantee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

      Modification of Outstanding Options. Subject to any limitations contained in the 1998 Option Plan, the Board may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the 1998 Option Plan.

      Termination and Amendment of Plan. Unless sooner terminated as provided in the 1998 Option Plan, the 1998 Option Plan shall terminate ten (10) years from the earlier of (x) the date upon which the 1998 Option Plan was duly adopted by the Board and (y) the date on which the Plan was duly approved by the stockholders. The Board may at any time terminate the 1998 Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that (i) the Board may not, without the approval of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1998 Option Plan, and (ii) any such modification or amendment of the 1998 Option Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act (if applicable), applicable state law, or applicable NASD or exchange listing requirements. Termination or any modification or amendment of the 1998 Option Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

      Restrictions on ISOs. No ISO's may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries unless (i) the option price is at least 110% of the fair market value on the date of grant and (ii) the option by its terms is not exercisable more than 5 years from the date of grant. ISOs granted under the 1998 Option Plan may not be granted at a price less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares of Common Stock for which ISOs granted to any employee are exercisable under any 1998 Option Plan for the first time by such employee during any calendar year may not exceed

$100,000. Options granted under the 1998 Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

Grants

      As of April 15, 1999, the Company has granted options under the 1998 Option Plan to purchase 481,767 shares. As of that date 21,667 of these options have been exercised.

Federal Income Tax Consequences of 1998 Option Plan

      The statements in the following paragraphs of the principal federal income tax consequences of options granted under the 1998 Option Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

Incentive Stock Options.

      An employee who receives an ISO pursuant to the 1998 Option Plan does not recognize any taxable income upon the grant of such option. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as a NQSO and will be subject to the rules described below under "Non-Qualified Stock Options."

      If, after exercising an ISO, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares pursuant to the exercise of such ISO (the "applicable holding period"), the employee generally will recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price; the balance of any income received at the time of such disqualifying disposition would be capital gain (provided the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

      An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of another ISO before the expiration of their applicable holding period is treated as making a "disqualifying disposition" of such shares. Upon the exercise of an ISO with previously acquired shares after the applicable holding period, it appears, despite some uncertainty, that the employee would not recognize gain or loss with respect to such previously acquired shares.

Nonqualified Stock Options.

      An individual who receives a grant of a NQSO, will not recognize any taxable income upon such grant. However, the individual generally will recognize ordinary income upon exercise of a NQSO in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

      An individual who exercises a NQSO by delivering Common Stock, other than Common Stock previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, will not recognize gain or loss with respect to the exchange of such Common Stock, even if the fair market value of the shares so delivered is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash.

Consequences to the Company

      The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares acquired upon exercise of an ISO. In the event of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

      A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the employee with respect to his or her NQSO, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the limitations of Sections 280G and 162(m) of the Code do not apply.

Amendment to the 1998 Option Plan

      The Board of Directors of the Company has adopted, and recommends that the stockholders of the Company approve the adoption of, an amendment to the 1998 Option Plan to increase from 1,000,000 to 3,000,000 the number of shares of Common Stock available for options to be granted under the 1998 Option Plan (the "Plan Amendment").

Reasons for and Principal Effects of the Plan Amendment

      As of April 15, 1999, there were outstanding under the 1998 Option Plan options covering 481,767 shares of Common Stock. Accordingly, only 518,233 shares of Common Stock were available for future grants under the 1998 Option Plan. As the Board believes that stock-based performance compensation arrangements are beneficial in attracting (particularly in the context of acquisitions) and maintaining key employees and directors by aligning such persons' interests with those of the Company's stockholders over the long term, the Board has adopted, and recommends that the stockholders approve the adoption of, the Plan Amendment

Plan Amendment Benefits

      As of April 15, 1999 options to purchase an aggregate of 481,767 shares of Common Stock have been issued under the 1998 Option Plan. It is not possible to determine at this time the benefits or amounts that will be received by any of the following persons in the year following approval of the Plan Amendment; (i) the Named Executive Officers; (ii) the current executive officers as a group (six persons); (iii) the current directors who are not executive officers as a group (four persons); (iv) each nominee for election as a director (four persons); (v) each associate of any director, executive officer or nominee; and
(vi) all employees, including all current officers who are not executive officers, as a group. No person is expected at this time to receive 5% of the options issued under the 1998 Option Plan.

Proposed Plan Amendment

      On April 19, 1999 the Board resolved to amend Section 2(a) of the 1998 Option Plan to read in its entirety as follows:

                           "2. Stock Subject to Plan

      (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value of $.001 per share of the Company (the "Common Stock") for which options may be granted under the Plan shall be 3,000,000, subject to adjustment as provided in Section 13 hereof."

Vote Required for Approval

      Approval of the Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

The Board of Directors recommends a vote FOR Proposal No. 4

                                 PROPOSAL NO. 5

                            RATIFICATION OF SELECTION
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has approved the engagement of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999. Arthur Andersen LLP has audited the Company's financial statements since its inception. The Board believes it is appropriate to submit for ratification by the stockholders its selection of Arthur Andersen LLP as the independent public accountants of the Company.

      The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board considers Arthur Andersen LLP to be well qualified for the function of serving as the Company's independent public accountants.

      Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      Unless otherwise specified, shares represented by proxies will be voted for the ratification of Arthur Andersen LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR Proposal No. 5.

                                 OTHER BUSINESS

      Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For options granted to executive officers see "Management."

      The Board of Directors has adopted a policy to provide that transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors, (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and (iii) be for bona fide business purposes only.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively "Reporting Persons") to file reports of initial ownership, ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that, except as set forth below, during the fiscal year ended December 31, 1998, all of the Reporting Persons complied with their Section 16(a) filing requirements. Mr. Kempner, a director of the Company, was late in filing a Form 4 to reflect the purchase in March 1998 and sale in December 1998 of 4,000 shares of Common Stock in the open market.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has engaged Arthur Andersen LLP as independent public accountants for the Company's first fiscal year ended December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

      The Annual Report of the Company for the fiscal year ended December 31, 1998 is being furnished herewith to stockholders of record of the Company on the Record Date.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Any stockholder desiring to present proposals to stockholders at the next Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than January 12, 2000. All such proposals should be in compliance with applicable SEC regulations.

                                 By Order of the Board of Directors

                                 Jeffrey S. Tauber
                                 Chairman, Chief Executive Officer and President

                                                                      Appendix A

                  Proposed Amendment to 1996 Stock Option Plan

      Subject to stockholder approval, on April 19, 1999, the Board of Directors adopted the following amendment to the Cybershop International, Inc. 1998 Stock Option Plan:

                           "2. Stock Subject to Plan

      (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value of $.001 per share of the Company (the "Common Stock") for which options may be granted under the Plan shall be 3,000,000, subject to adjustment as provided in Section 13 hereof."

                                                                      Appendix B

                          CYBERSHOP INTERNATIONAL, INC.

              FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  June 3, 1999

      The undersigned hereby appoints JEFFREY S. TAUBER and JEFFREY LEIST as Proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of CYBERSHOP INTERNATIONAL, INC., held of record by the undersigned at the close of business on April 9, 1999 at the Annual Meeting of Stockholders (the "Meeting") of CYBERSHOP INTERNATIONAL, INC. on June 3, 1999, at 10:00 am, or at any adjournments thereof.

1.    Election of Directors

      |_| For all nominees listed below         |_| WITHHOLD AUTHORITY
      (except as indicated otherwise below)

      INSTRUCTION: to withhold authority to vote for an individual nominee, write such nominee's name in the space below.

      NOMINEES: Michael Kempner, Robert Matluck, Warren Struhl and Jeffrey S. Tauber

2. To approve the amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock.

      |_| FOR                       |_| AGAINST                   |_| ABSTAIN

3. To approve the amendment to the Company's Certificate of Incorporation to change the name of the Company to Cybershop.com, Inc.

      |_| FOR                       |_| AGAINST                   |_| ABSTAIN

4.    To approve the amendment to the 1998 Stock Option Plan.

      |_| FOR                       |_| AGAINST                   |_| ABSTAIN

5. To ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1999.

      |_| FOR                       |_| AGAINST                   |_| ABSTAIN

6. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

      |_| FOR                       |_| AGAINST                   |_| ABSTAIN

                              (To be signed below)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE
                            INSTRUCTIONS GIVEN ABOVE

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a ballot is given by a corporation, please give your full corporation name and have the ballot signed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          DATED: ________________, 1999


                                          _____________________________
                                          Shareholder Name


                                          _____________________________
                                          Shareholder Signature


                                          _____________________________
                                          Signature if held jointly


                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.